UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Below is a press release that Nuveen Global Cities REIT, Inc. issued on June 28, 2023 to notify stockholders of the adjourned annual meeting and to encourage them to vote on proposals outlined in the proxy materials.

Contact: Rebecca Vignali Nuveen Media Relations 703.505.7954 rebecca.vignali@nuveen.com

Nuveen Global Cities REIT Announces Postponement of Annual Meeting of Stockholders

NEW YORK, NY, June 28, 2023 — Nuveen Global Cities REIT, Inc. (“GCREIT”) announced that its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), held on June 28, 2023 at 9:00 a.m. Eastern Time, was convened and adjourned without any business being conducted, due to lack of the required quorum.

The Annual Meeting will reconvene virtually on July 28, 2023 at 9:00 a.m. Eastern Time to provide stockholders additional time to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2023. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting.

Stockholders will be able to attend the reconvened Annual Meeting via a live audio webcast by visiting meetnow.global/MDMGX5Q and logging on to the webcast with their control number (the 14-digit control number found in the shaded box of their proxy card).

The record date for determining stockholder eligibility to vote at the Annual Meeting remains the close of business on March 31, 2023. Proxies previously submitted will be voted at the Annual Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted need not take any action.

GCREIT’s Board of Directors unanimously recommends that stockholders vote “FOR” all proposals.

Additional information and where to find it. In connection with the Annual Meeting, GCREIT has filed relevant materials with the SEC, including GCREIT’s definitive proxy statement on Schedule 14A (the “Proxy Statement”). This press release is not a substitute for the Proxy Statement or any other document that GCREIT may file with the SEC or send to its stockholders in connection with its Annual Meeting. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF GCREIT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov.

Forward-Looking Statements

Certain information contained in this press release constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology or the negatives thereof. These may include GCREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. GCREIT believes these factors include, but are not limited to, those described under the section entitled “Risk Factors” in its annual report for the most recent fiscal year, and any updated risk factors included in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, GCREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release is not an offer to sell any securities.

Nuveen Real Estate is a real estate investment management holding company owned by Teachers Insurance and Annuity Association of America (TIAA).

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